CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 19, 2008, accompanying the financial statements of Insured Municipals Income Trust, Laddered Series 5, New Jersey Insured Municipals Income Trust, Series 141 and Pennsylvania Insured Municipals Income Trust, Series 282 (included in Van Kampen Focus Portfolios, Municipal Series 458) as of August 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from September 18, 2003 (date of deposit) through August 31, 2004 and for each of the four years in the period ended August 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-107605) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
December 19, 2008